COLUMBIA SPORTSWEAR COMPANY

                   DEFERRED COMPENSATION CONVERSION AGREEMENT


     This Deferred Compensation Conversion Agreement (this "Agreement") is made December 31, 1996 by and between Columbia Sportswear Company, an Oregon corporation (the "Company"), and Don Santorufo ("Santorufo").

     The Company and Santorufo are parties to a Participation Share Agreement having an effective date of December 31, 1990, as amended by an Amendment to Participation Share Agreement having an effective date of July 1, 1993 (collectively, the "Participation Agreement"), providing for the award to Santorufo on a conditional basis of deferred compensation units.

     The Participation Agreement provides for the award to Santorufo of up to a total of 7,581 Participation Shares in three separate awards. Each award is subject to the requirement that Santorufo be employed by the Company on a specified date. Two of these dates have occurred, resulting in two awards to Santorufo of a total of 5,933 Participation Shares. The remaining award of 1,648 Participation Shares is subject to the requirement that Santorufo be a full-time employee of the Company on January 1, 2000. Each award is subject to a five-year vesting schedule from the date of the award. The 7,581 Participation Shares that have been awarded to Santorufo or to which Santorufo may become entitled under the Participation Agreement will sometimes be referred to herein collectively as the "Participation Shares."

     Pursuant to the Participation Agreement and the terms and conditions of this Agreement, the Company and Santorufo wish to cause the conversion of the Participation Shares, whether or not awarded or vested under the Participation Agreement, into nonvoting Common Stock and voting Common Stock of the Company, to provide for the vesting, in accordance with the schedule contemplated by the Participation Agreement, of the shares of nonvoting Common Stock and voting Common Stock issued to Santorufo with respect to Participation Shares that are not currently vested, to terminate the Participation Agreement and to enter into certain other agreements, all as set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Conversion of Participation Shares; Termination of Participation Agreement. On December 31, 1996, each of the Participation Shares will be converted into .909 shares of nonvoting Common Stock and .091 shares of voting

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Common Stock of the Company (thereafter multiplied in each case by 400 to take account of the stock split by the Company) by the issuance of 2,756,452 shares of nonvoting Common Stock and 275,948 shares of voting Common Stock to Santorufo in full discharge, settlement and termination of all rights and obligations of Santorufo and the Company under the Participation Agreement, which shall be superseded and of no further force or effect (the "Conversion"). The Conversion will be effected by the delivery by the Company to Santorufo of stock certificates evidencing the nonvoting Common Stock and voting Common Stock issued to Santorufo in the Conversion (collectively, the "Conversion Shares," which shall include, if the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, any such shares or other securities issued with respect to the nonvoting and/or voting Common Stock issued to Santorufo in the Conversion).

     2. Entry into Restrictive Agreement. It shall be a condition precedent to the obligations of the Company under this Agreement that, prior to the issuance of stock certificates to Santorufo and the effectiveness of the Conversion, (a) Santorufo have executed and delivered to the Company a Shareholder Signature Page to the Restrictive Agreement in the form attached as Exhibit A by which Santorufo shall become a party to the Restrictive Agreement dated as of May 1, 1993 among Gertrude Boyle, Timothy Boyle and Sarah A. Bany (the "Restrictive Agreement") so as to cause the Conversion Shares to become subject to the Restrictive Agreement upon their issuance and have executed and delivered to the Company an Amendment No. 1 to the Restrictive Agreement in the form attached as Exhibit B (the "Amendment No. 1") to cause the Restrictive Agreement to be amended as therein provided upon the execution thereof by the other parties to the Restrictive Agreement, and (b) Carole Santorufo, Santorufo's spouse, have executed and delivered to the Company a Spousal Agreement in the form attached as Exhibit C relating to the Restrictive Agreement and the Amendment No. 1. Santorufo acknowledges that he has received and reviewed the Restrictive Agreement and Amendment No. 1 in advance of entering into this Agreement and the Restrictive Agreement and that the restrictions imposed on him and the Conversion Shares under the Restrictive Agreement, as amended, will be in addition to the restrictions and obligations imposed on Santorufo and the Conversion Shares pursuant to this Agreement. The Company will use its best efforts to cause each of the other shareholders of the Company and spouses to execute and deliver Amendment No. 1.

     3. Shareholder Rights. Upon the Conversion, Santorufo will be a shareholder in the Company with respect to all of the Conversion Shares, whether or not vested in accordance with Section 4. As such, Santorufo will be entitled to all shareholder rights associated with the Conversion Shares, including without limitation voting rights (to the extent any such shares have voting rights) and rights to participate

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in distributions made by the Company with respect to its outstanding shares, subject, however, to the provisions of this Agreement and of the Restrictive Agreement.

     4. Vesting Schedule. The Conversion Shares will be subject to the following vesting schedule, which will be applied separately to the nonvoting Common Stock and the voting Common Stock within each specified vesting category; provided that no vesting otherwise provided for under this schedule as of any December 31 shall occur unless Santorufo is a full-time employee of the Company on such date:

Shares of Common Stock
By Vesting Category                Status           Vesting Schedule
-----------------------            ------           ----------------

Category 1:

1,646,308 shares of                Vested           N/A
nonvoting Common Stock
and 164,812 shares of
voting Common Stock

Category 2:

510,932 shares of                  Unvested         33.33% on 12/31/97
nonvoting Common Stock                              33.33% on 12/31/98
and 51,148 shares of                                33.34% on 12/31/99
voting Common Stock

Category 3:

599,212 shares of                  Unvested         20.00% on 12/31/00
nonvoting Common Stock                              20.00% on 12/31/01
and 59,988 shares of                                20.00% on 12/31/02
voting Common Stock                                 20.00% on 12/31/03
                                                    20.00% on 12/31/04

Notwithstanding any provision of this Section 4 apparently to the contrary, however, upon any Triggering Event, any Unvested Shares then held by Santorufo that are not purchased by the Company pursuant to the "Repurchase Option," as defined in Section 5, will vest automatically upon the expiration of the 180-day period provided for in Section 5, without any action by the Company other than its execution of this Agreement. The Conversion Shares that are unvested under this Section 4 at any time the matter has relevance shall be referred to herein as the "Unvested Shares."

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     5. Repurchase Option upon Triggering Event. In the event the full-time employment of Santorufo is voluntarily or involuntarily terminated for any reason (including death, disability, voluntary or involuntary retirement or termination by the Company for any reason, whether with or without cause) (each, a "Triggering Event"), the Company shall have the right, exercisable by it by notice given to Santorufo or any successor within 180 days after the occurrence of the Triggering Event, to purchase any or all of the Unvested Shares. The purchase price for the Unvested Shares to be purchased under this Section 5 shall be an amount equal to the initial aggregate principal amount of the "Notes," as defined in Section 9, allocable to the Unvested Shares being purchased, which amount shall be determined by multiplying such aggregate principal amount by a fraction, the numerator of which is the number of Unvested Shares being purchased and the denominator of which is the total number of Conversion Shares. The purchase price shall be paid by offset (in the manner provided in Section 13) against, and in discharge of, the balance of principal then owing on the Notes and, to the extent of any excess of the purchase price over all principal then outstanding under the Notes, shall be paid by the Company to Santorufo in cash. The right of the Company to purchase any or all of the then Unvested Shares in accordance with this Section 5 will be referred to as the "Repurchase Option." Any payment to Santorufo in purchase of Unvested Shares pursuant to the Repurchase Option will be subject to the assignment to the Company provided for in Section 13.

     6. Application of IRC Section 83; Section 83(b) Election. Transfer of the Conversion Shares to Santorufo pursuant to this Agreement will have federal income tax consequences to Santorufo and the Company pursuant to Section 83 of the Internal Revenue Code of 1986, as amended ("IRC"). The Company has been valued by Corporate Valuations of Washington, Inc. at $156,934,882 on a minority, privately-held basis to aid the Company in determining the required withholding with respect to the Conversion Shares and to aid the Board of Directors in relation to the possible granting of stock options (the "1996 Appraisal"). Santorufo will have taxable compensation income upon the transfer to him of the vested Conversion Shares, and the Company will withhold with respect to such income. Because the Unvested Shares are nontransferable under the Restrictive Agreement and are subject to the Repurchase Option, they will be substantially nonvested for purposes of IRC Section 83 when transferred to Santorufo pursuant to this Agreement. Accordingly, Santorufo will not have taxable income with respect to the Unvested Shares now (unless, as Santorufo has indicated to the Company he intends to do, he so elects pursuant to IRC Section 83(b), with the consequences discussed below), but Santorufo will have ordinary compensation income for federal income tax purposes when each group of Unvested Shares vests pursuant to Section 4 (whether according to the vesting schedule or upon the Company's nonexercise of its Repurchase Option within 180 days after a Triggering Event) or upon lapse of the prohibition on transfer in the Restrictive Agreement equal to the fair market value of the Conversion Shares vesting on that day,

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and the Company will withhold upon that amount at that time. Santorufo understands that he may elect pursuant to IRC Section 83(b) to be taxed on the Unvested Shares when they are transferred to him on December 31, 1996, rather than when and if the Repurchase Option expires with respect to each group of Unvested Shares. If desired, this election must be filed with the Internal Revenue Service within 30 days after the Unvested Shares are transferred to Santorufo pursuant to this Agreement. The primary effect of election pursuant to IRC Section 83 is to measure and recognize the ordinary income element in the Unvested Shares now, rather than later as and if they vest. If the election is made, subsequent appreciation in the Unvested Shares will be capital gain, rather than ordinary income, for federal income tax purposes. TO BE EFFECTIVE, THE ELECTION MUST BE COMPLETED AND FILED WITHIN 30 DAYS AFTER TRANSFER OF THE UNVESTED SHARES TO SANTORUFO PURSUANT TO THIS AGREEMENT. SANTORUFO UNDERSTANDS AND ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY AND NOT THE RESPONSIBILITY OF THE COMPANY TO FILE IN A TIMELY MANNER ANY IRC SECTION 83(b) ELECTION, EVEN IF HE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF. SANTORUFO IS URGED TO CONSULT HIS PERSONAL TAX ADVISOR WITH RESPECT TO THE EFFECT OF ELECTION PURSUANT TO IRC SECTION 83(b) AND THE ADVISABILITY OF HIS SO ELECTING WITH RESPECT TO THE UNVESTED SHARES. Based on the understanding that Santorufo intends to make an election pursuant to IRC Section 83(b) with respect to the Conversion Shares and that the Conversion Shares will represent 10% of the outstanding capital stock of the Company on December 31, 1996, the Company will withhold with respect to $15,693,488 of income to Santorufo in respect of the Conversion Shares, which amount is 10% of the value of the Company determined under the 1996 Appraisal.

     7. Bonus Compensation. On December 31, 1996, the Company will pay Santorufo a cash bonus in the amount of $2,750,000 in consideration of the past services rendered by Santorufo to the Company. On each date on which any interest is due under any Note, including without limitation by reason of a prepayment by Santorufo of any principal amount owing thereunder, the Company shall pay Santorufo, in partial consideration of services rendered by Santorufo to the Company during the calendar year then elapsed and/or for past services, a cash bonus in an amount equal to the accrued interest due and owing on such Note on such date, grossed up to take account of the federal, state or local income tax that Santorufo will incur on such bonus (each, a "Cash Bonus"). Each Cash Bonus will be subject to the assignment to the Company provided for in Section 13. Santorufo acknowledges and agrees that unless the assignment to the Company provided for under Section 13 continues in full force and effect, Santorufo shall have no rights to any bonus under this Section 7 and the Company shall have no obligation under this Agreement to pay or otherwise apply any such bonus hereunder to or for the benefit of Santorufo.

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
     8. Loan to Santorufo by Company. On December 31, 1996, the Company will loan Santorufo $3,818,316 upon his execution and delivery to the Company of a Promissory Note in the form attached as Exhibit D (the "Initial Promissory Note"), and on April 15, 1997, the Company will loan Santorufo $1,906,466 upon his execution and delivery to the Company of a Promissory Note in the form attached as Exhibit E (the "Second Promissory Note") .

     9. Additional Bonus and Loan Proceeds. If by reason of any audit of Santorufo or the Company by the Internal Revenue Service or any other taxing authority, it is conclusively determined, through settlement, by final nonappealable order or otherwise, that the value of the Conversion Shares for compensation purposes exceeded the amount reported as income by Santorufo for federal, state or local income tax purposes in accordance with this Agreement, the Company, to assist Santorufo in paying any resulting additional federal, state and local liability, including interest and penalties, in respect of such compensation ("Additional Tax Liability"), shall pay to Santorufo, not more than 30 days after his request therefor, a cash bonus in the amount of 50% of the Additional Tax Liability, which bonus shall be grossed up to take account of any federal, state or local income tax that Santorufo will incur on such bonus and shall not be a Cash Bonus for purposes of this Agreement. On the same date or as soon thereafter as Santorufo shall have executed and delivered a Promissory Note to the Company in the form of Exhibit F in a principal amount equal to 50% of the Additional Tax Liability or such lesser amount as may be requested by Santorufo (an "Additional Promissory Note"), the Company shall also make a loan to Santorufo in such amount. The Initial Promissory Note, the Second Promissory Note and any Additional Promissory Note will sometimes be referred to collectively as the "Notes" or individually as a "Note." Any failure by Santorufo to make any payment when due on any Note (unless by reason of any failure by the Company to perform its obligations under this Agreement) shall constitute a breach by Santorufo of this Agreement.

     10. Registration Rights. If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Securities Act of 1933, as amended (the "Act"), in connection with an initial firm underwritten public offering of such securities solely for cash (an "IPO," which shall not include a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock by holders), the Company shall, at such time promptly give Santorufo written notice of such registration and shall not later than the date immediately prior to the closing of the IPO cause the Conversion Shares that are shares of nonvoting Common Stock to be converted, on a one-for-one basis, into shares of voting Common Stock (which voting Common Stock will be Conversion Shares for

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purposes of this Agreement). Upon the written request of Santorufo given within
20 days after any such notice by the Company, the Company shall, subject to this
Section 10, cause to be registered under the Act that number of Conversion Shares equal to the lesser of:

          (a) that number of Conversion Shares as would result in after-tax proceeds to Santorufo sufficient to enable Santorufo to repay in full all principal on the Notes, plus an additional $8,000,000 in after-tax proceeds, which number of shares shall be determined on the basis of the midpoint of the price range reflected in the preliminary prospectus used in the offering, applying either the long or short-term capital gain rate, whichever is applicable to the sale of Conversion Shares in the IPO;

          (b) 25% of the Conversion Shares; or

          (c) Such number of the Conversion Shares as Santorufo has requested to be registered.

Notwithstanding the foregoing, the Company shall not be required to include any of the Conversion Shares in any IPO unless Santorufo accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided that the Company shall use its best efforts to cause to be included not less than the number of Conversion Shares Santorufo wishes to include under Section 10(a), (b) or (c) (whichever is applicable being the "Minimum Includable Shares"). If the total amount of securities requested by Santorufo and other holders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities that the underwriters believe will not jeopardize the success of the offering (the securities so included to be, first, the Minimum Includable Shares, and, second, to the extent of any excess, to be apportioned pro rata among the selling holders according to the total amount of securities then owned by each selling holder (disregarding in all respects the Minimum Includable Shares for purposes of determining the proportion owned by Santorufo) or in such other proportions as shall mutually be agreed to by such selling holders). The Company shall bear and pay all expenses incurred in connection with registration pursuant to this
Section 10, including printing and accounting fees, but excluding underwriting discounts and commissions relating to the sale of shares by holders including Santorufo and the selling holders' pro rata share of the filing fees. In connection with an IPO and upon request of the Company or the underwriters managing such offering, Santorufo will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Conversion Shares (other than those included in the registration, if any) without

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the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested, provided that any other officers or directors of the Company who also own stock of the Company also agree to such a restriction. The proceeds to which Santorufo is entitled in connection with any IPO will be subject to the assignment to the Company provided for in Section 13.

     11. Distribution of AAA Account. The Company is currently a Subchapter S Corporation. Prior to any IPO, the Company may distribute to its shareholders as much of the Company's accumulated adjustments account, as defined in IRC Section 1368(e) ("AAA Account"), as is deemed practicable by its Board of Directors after considering any input from Santorufo and the underwriters involved in the IPO. Each shareholder of the Company will receive the shareholder's proportionate share of any such distribution based on the shareholder's percentage ownership of the outstanding stock of the Company on the date such distribution is authorized by the Board of Directors or such later date as the Board of Directors may specify in connection with such authorization, treating the nonvoting Common Stock and the voting Common Stock as entitled to share equally on a per share basis in such distribution. Any such distribution to Santorufo will be subject to the assignment to the Company provided for in
Section 13.

     12. Option to Sell Stock If IPO Does Not Occur. If an IPO does not close by December 31, 1998, Santorufo may sell to the Company such number of the Conversion Shares as will cause Santorufo to receive, on an after-tax basis, funds sufficient to repay in full all principal on the Notes. Any such sale shall be, first, of Conversion Shares that are vested and second, to the extent Santorufo's option to sell is not exhausted thereby, of Unvested Shares. Upon any notice of exercise of this option given by Santorufo at any time subsequent to December 31, 1998 and prior to the closing of any IPO, the Company shall, as requested by Santorufo in his notice of exercise in Santorufo's sole discretion (or, if no such request is so made by Santorufo, as determined by the Company in its sole discretion), either cause an appraisal of the Company to be undertaken for purposes of determining the fair market value of the Conversion Shares, on a minority, privately-held basis, or cause the factors taken into account in the 1996 Appraisal and any circumstances affecting the 1996 Appraisal, including any change in value resulting from an audit or settlement with the Internal Revenue Service or any other taxing authority, to be updated and applied using the same methodologies, to determine the value of the Conversion Shares on the date of the notice of exercise. The Company will pay the cost of any such appraisal or of any such updating and application with respect to the 1996 Appraisal. Santorufo acknowledges that any such purchase by the Company will be subject to the restrictions governing the right of a corporation to purchase its own shares under Oregon law and such other legal restrictions as are now or may hereafter become effective and, with respect to any voting rights Santorufo may now or hereafter hold, agrees to vote in

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favor of any necessary corporate action to allow the Company to make such purchase. Any distribution to Santorufo in purchase of Conversion Shares under this Section 12 will be subject to the assignment to the Company provided for in
Section 13.

     13. Assignment of Cash Bonuses and Distributions on Conversion Shares. Santorufo hereby assigns all of his right, title and interest to each of the following, less all withholding for federal, state or local income taxes required to be made by the Company with respect thereto (in each case, the "Net Amount"), to the Company as security for and in payment of any and all payment obligations of Santorufo to the Company evidenced by the Notes and directs that the Company apply the Net Amount of each Cash Bonus (other than the initial Cash Bonus) against accrued interest on the Notes and apply the Net Amount of any or all of the following, as applicable, against the principal amount of, first, the Initial Promissory Note, second, the Second Promissory Note, and, finally, any Additional Promissory Note:

          (a) Any distribution to Santorufo of any of the Company's AAA Account;

          (b) Any other cash distribution to Santorufo on the Conversion Shares, including, on an after-tax basis, any distribution in purchase of any Conversion Shares under either Section 5 or 12; and

          (c) The net proceeds to which Santorufo is entitled by reason of any IPO, up to the amount of all principal then outstanding on the Notes.

This assignment shall be irrevocable and any attempt by Santorufo to revoke this assignment shall be void and a breach of this Agreement. The death or incapacity of Santorufo shall not revoke or otherwise affect this assignment.

     14. Pledge and Escrow. As security for the faithful performance of the terms of this Agreement and the availability for delivery of the Unvested Shares upon any exercise of the Repurchase Option by the Company, Santorufo hereby grants to the Company a security interest in, and pledges with and delivers to the Company, the Conversion Shares to be held pursuant to the following:

          (a) Santorufo hereby pledges the Conversion Shares to the Company in accordance with this Section 14 and authorizes and directs the Company to deliver to and deposit with the Secretary of the Company, or such other person designated from time to time by the Company, as escrow agent (the "Escrow Agent"), such stock assignments in blank, duly endorsed, with date and number of shares blank, as may be requested by the Company, together with all certificate or certificates evidencing the Conversion Shares, which shall be held by the Escrow Agent as the agent of the Company in accordance with this Section 14. Santorufo acknowledges that the

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Escrow Agent is appointed as the escrow agent as a material inducement to the
Company to make this Agreement and that the appointment is coupled with an interest and is accordingly irrevocable.

          (b) The Escrow Agent shall hold the certificates and stock powers in escrow and take all actions to give effect to the provisions of this Agreement relating to the escrow. The Escrow Agent shall not be liable to any party for any actions or omissions unless the Escrow Agent is grossly negligent and such negligence results in material financial damage to the complaining party. The Escrow Agent may rely upon any letter, notice or other document bearing any signature that the Escrow Agent believes to be genuine. Upon notification to the Escrow Agent by Santorufo and the Company that the Notes have been paid in full and of the number of the Conversion Shares that are then vested, the Escrow Agent shall deliver to Santorufo certificates evidencing the vested Conversion Shares in the Escrow Agent's possession. As the Unvested Shares thereafter vest from time to time, the Escrow Agent shall deliver to Santorufo certificates evidencing the vested Conversion Shares in the Escrow Agent's possession.

          (c) In the event of any default by Santorufo in making any payment owed to the Company under this Agreement, including any payment owed under the Notes (unless by reason of any failure by the Company to perform its obligations under this Agreement), the Company shall have the right to exercise all rights of a secured party with respect to the Conversion Shares held by the Escrow Agent.

          (d) The pledge by Santorufo pursuant to this Section 14 shall be irrevocable. Any attempt by Santorufo to revoke this pledge shall be void and a breach of this Agreement. The death or incapacity of Santorufo shall not revoke or otherwise affect the pledge by Santorufo.

     15. Withholding. Notwithstanding any other provision of this Agreement apparently to the contrary, the Company shall satisfy any and all withholding obligations of the Company with respect to any amount that is compensation to Santorufo out of any such amounts payable to or for the benefit of Santorufo in cash or, if not then payable in cash or if subject to additional withholding for any reason, either from amounts deposited by Santorufo with the Company on demand or by withholding any such amount from other amounts payable by the Company to Santorufo, including salary or compensation, subject to applicable law. In furtherance and not in limitation of the foregoing, the Company shall be entitled to withhold from each Cash Bonus and from any loan proceeds under the Initial Promissory Note and the Second Promissory Note, and to pay over to the relevant taxing authorities, all amounts the Company is required to withhold either with respect to such Cash Bonus or by reason of the Conversion. The Company shall also be entitled to withhold from any bonus payable to Santorufo under Section 9 and to pay over to the relevant taxing

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authorities all amounts the Company is required to withhold with respect to any such bonus.

     16. Personal Tax Information. Santorufo shall from time to time at the request of the Company provide to the accountants designated by the Company access to his personal tax information sufficient to enable the accountants to calculate and inform the Company of the effective federal, state and local income tax rates at which any amount payable to or for the benefit of Santorufo under this Agreement will be taxable to Santorufo.

     17. Investment Intent; Capacity to Protect Interests. Santorufo represents and warrants to the Company with respect to the Conversion Shares: Santorufo is obtaining the Conversion Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Conversion Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Conversion Shares or any portion thereof in any transaction other than a transaction registered under or exempt from registration under the Act. Santorufo is obtaining the entire legal and beneficial interest in the Conversion Shares, and such legal and beneficial interest will be held for Santorufo's account only and neither in whole or in part for any other person. Santorufo, as an officer and employee of the Company, has a pre-existing business relationship with the Company, and, by reason of his business or financial experience, can reasonably be assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect his own interests in connection with this transaction. Santorufo recognizes that the Conversion Shares are subject to purchase by the Company pursuant to the Repurchase Option and that the Company will have full recourse against Santorufo under the Notes and that for these and other reasons investment in and ownership of the Conversion Shares involves a high degree of risk.

     18. Legends. In addition to the legend provided for under the Restrictive Agreement, all certificates evidencing any of the Conversion Shares shall contain the following legends:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR COLUMBIA SPORTSWEAR COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT REGISTRATION IS NOT REQUIRED.

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          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN
          RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT TO WHICH THE REGISTERED HOLDER IS PARTY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF COLUMBIA SPORTSWEAR COMPANY.

     19. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Oregon (except as to choice of law matters) as applied to contracts entered into and to be performed entirely within Oregon.

     20. Counterparts. This Agreement may be executed in counterparts, which together shall constitute a single instrument.

     21. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein, and supersedes all prior discussions or agreements of the parties and, as provided in Section 1, the Participation Agreement.

     22. Amendment; Waiver. This Agreement may be amended only by the written consent of the parties. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the waiving party.

     23. Assignment. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company and its successors and assigns. The rights and obligations of Santorufo under this Agreement may not be assigned without the prior written consent of the Company but this Agreement shall bind any successor to Santorufo, including upon death or incapacity.

     IN WITNESS WHEREOF, the parties hereto have executed this Deferred Compensation Conversion Agreement as of the date first written above.

                                   COLUMBIA SPORTSWEAR COMPANY


                                   By
                                     ------------------------------------------
                                     Timothy Boyle, President

                                   --------------------------------------------
                                   Don Santorufo

                                                                       EXHIBIT A
                                                    [Shareholder Signature Page]

                           SHAREHOLDER SIGNATURE PAGE


          This Shareholder Signature Page to the Restrictive Agreement dated as of May 1, 1993 (the "Restrictive Agreement") pertaining to Columbia Sportswear Company, an Oregon corporation (the "Corporation"), is executed and delivered as of the date set forth below.

          For and in consideration of the mutual covenants, conditions, stipulations and agreements set forth in the Restrictive Agreement, and other valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby consents and agrees to all of the terms, restrictions and conditions of the Restrictive Agreement, and, by execution of this signature page, and acceptance by the Corporation of this signature page by the countersignature of the Corporation, is hereby designated a party to and a "Shareholder" for purposes of, and agrees to be bound by, each and all terms of the Restrictive Agreement.


          Dated this 31st day of December, 1996.


         SHAREHOLDER:              --------------------------------------------
                                   Don Santorufo

            ACCEPTED:              COLUMBIA SPORTSWEAR COMPANY


                                   By
                                     ------------------------------------------
                                     Title: President

                                                                       EXHIBIT B
                                                               [Amendment No. 1]

                                 AMENDMENT NO. 1
                                       TO
                              RESTRICTIVE AGREEMENT
                           COLUMBIA SPORTSWEAR COMPANY


     The undersigned, the parties to that certain Restrictive Agreement dated as of May 1, 1993, (the "Restrictive Agreement") pertaining to Columbia Sportswear Company, an Oregon corporation (the "Corporation"), hereby agree as follows:

     1. Section 19 of the Restrictive Agreement is amended to read in its entirety as follows:

               19. Alteration, Amendment or Termination. This Restrictive Agreement may be altered, amended or terminated by a written instrument executed by the Corporation and all the then Shareholders. In all events, this Restrictive Agreement shall terminate and be of no further force and effect upon the earliest to occur of (a) an initial firm underwritten public offering of common stock of the Corporation solely for cash (which shall not include a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the common stock by holders), (b) the bankruptcy or dissolution of the Corporation or (c) the twenty-first (21st) anniversary of the death of the last to die of the members of the group consisting of Gert, Tim and Sally and such of their issue as are living on the date of this Restrictive Agreement. Notwithstanding the preceding provisions of this Paragraph 19, no alteration, amendment or termination of this Restrictive Agreement shall have the effect of relieving any person of any obligation that has accrued hereunder by reason of any event or circumstance occurring or existing prior to the effective date of such termination, nor shall any such alteration, amendment or termination have the effect of terminating or modifying any option, privilege or other right that has arisen hereunder by reason of such pre-existing event or circumstance.

     2. The Restrictive Agreement is in all other respects ratified and affirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Restrictive Agreement effective December 31, 1996.

                                   COLUMBIA SPORTSWEAR COMPANY,
                                     an Oregon corporation

                                   By
                                     ------------------------------------------
                                     President


                                   --------------------------------------------
                                   Gertrude Boyle


                                   --------------------------------------------
                                   Timothy Boyle


                                   --------------------------------------------
                                   Sarah A. Bany


                                   --------------------------------------------
                                   Don Santorufo

     The undersigned spouses hereby consent to the foregoing Amendment No. 1:


-----------------------------------
Mary Boyle

-----------------------------------
David Bany

-----------------------------------
Carole Santorufo

                                                                       EXHIBIT C
                                                             [Spousal Agreement]


                                SPOUSAL AGREEMENT


          SPOUSAL AGREEMENT ("this Agreement") dated as of December 31, 1996 between COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (the "Corporation"), and CAROLE SANTORUFO (herein referred to as "CAROLE"), the spouse of Don Santorufo (herein referred to as the "Shareholder"), a shareholder in the Corporation.

                                    RECITALS:

     A. The Shareholder is the owner of record of shares of voting common stock and shares of nonvoting common stock of the Corporation. These shares are subject to that certain Restrictive Agreement among the Corporation, Gertrude Boyle, Timothy Boyle and Sarah A. Bany (and such additional Shareholders as may later become parties thereto) dated as of May 1, 1993 (as the same may be amended, supplemented or otherwise modified from time to time, the "Restrictive Agreement").

     B. CAROLE is the spouse of the Shareholder, having been married to the Shareholder in the County of Multnomah, Oregon on the 1st day of February, 1986.

     C. The parties to this Agreement believe that it is in their best interest to enter into this Agreement in order to assure that the Corporation remains a family-owned enterprise and to assure the continued ease of administration of the Corporation's business. CAROLE specifically recognizes and acknowledges the significant economic value and benefit to the Shareholder and the Shareholder's family from the terms and provisions of the Restrictive Agreement governing the purchase and sale of stock in the circumstances therein described, and that said value and benefit is adequate consideration to support this Agreement. Furthermore, CAROLE hereby acknowledges that she is entering into this Agreement after conferring with an attorney of her own choosing.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions, stipulations, and assignments hereafter contained, the parties hereto do mutually covenant and agree as follows:

                                   AGREEMENT:

     1. The above recitals are hereby incorporated into this Agreement by this reference.

     2. CAROLE hereby acknowledges that she has read the Restrictive Agreement and has conferred with an attorney of her own choosing to determine its meaning and legal effect. Specifically, CAROLE has read the provisions contained in Paragraphs 2, 3, 4, 5, 6, 7, 9 and 10 of the Restrictive Agreement pertaining to restrictions on the transfer of the Shareholder's shares of stock in the Corporation and to the rights of the Corporation and other shareholders of the Corporation to purchase any or all shares of stock which may come into her possession or ownership, as a Transferee (within the meaning of the Restrictive Agreement) or as a personal representative, heir or beneficiary of the Shareholder's estate.

     3. CAROLE hereby agrees to abide by the provisions of the Restrictive Agreement and, without limiting the generality of the foregoing, she specifically agrees that if any shares of the stock of the Corporation are transferred to or for her benefit under an order or decree of divorce, dissolution, annulment or separate maintenance, or if she is appointed guardian or conservator of the estate of the Shareholder, or if she becomes the legal or beneficial owner of any shares of common stock of the Corporation by reason of the death of the Shareholder, or by reason of any other circumstance or event, she shall comply with the provisions of the Restrictive Agreement and shall offer to sell any and all of her interest in the said shares of stock of the Corporation to the Corporation or the Remaining Shareholders (as such term is defined in the Restrictive Agreement), as the case may be, on the terms and under the conditions provided for by the Restrictive Agreement.

     4. CAROLE hereby agrees and acknowledges that she shall have no rights or recourse under the Restrictive Agreement, except those provided for in the provisions of Paragraphs 9 and 10 of the Restrictive Agreement pertaining to the purchase price and payment for shares. CAROLE hereby agrees to be bound by the arbitration provisions contained in the Restrictive Agreement. CAROLE hereby relinquishes and forever disclaims any other right, as a third party beneficiary or otherwise, under the Restrictive Agreement.

     5. This Agreement shall be subject to and governed by the laws of the State of Oregon.

     6. If any party to this Agreement should institute legal proceedings to enforce such party's rights under this Agreement or to rescind or disaffirm this Agreement in whole or in part, the prevailing party shall recover, in addition to all other costs and damages awarded, and the losing party shall pay, the prevailing party's reasonable attorneys' fees and costs at trial, on appeal, upon petition for review, or in any bankruptcy proceeding, whether or not such fees or costs are prescribed by statute, as determined by the court at trial or upon any appeal.

     7. The parties acknowledge that an interest in the stock of the Corporation is unique, and they accordingly agree that, in the event of a breach of this Agreement, in addition to any other available remedies, any award or judgment may include the remedy of specific performance.

          IN WITNESS WHEREOF, the parties hereby have executed this Spousal Agreement as of the day and year first above written.

                                   COLUMBIA SPORTSWEAR COMPANY,
                                     an Oregon corporation


                                   By
                                     ------------------------------------------
                                     President


                                   --------------------------------------------
                                   Carole Santorufo

                                                                       EXHIBIT D
                                                       [Initial Promissory Note]

                                 PROMISSORY NOTE

                                                                Portland, Oregon
$3,818,316                                                     December 31, 1996

     FOR VALUE RECEIVED, Don Santorufo ("Maker"), promises to pay to the order of Columbia Sportswear Company, an Oregon corporation, at 6600 N. Baltimore, Portland, Oregon 97283, the sum of Three Million Eight Hundred Eighteen Thousand Three Hundred Sixteen and no/100 Dollars ($3,818,316), with interest thereon, compounded annually, at the applicable federal rate under the Internal Revenue Code of 1986, as amended, on the date hereof. The principal amount of this Note shall be payable in full, with all accrued and unpaid interest thereon, on December 31, 2001 or upon any earlier acceleration of this Note (except as provided in clause (c) in the case of partial acceleration thereunder). Interest accrued on the outstanding balance shall be due and payable on the first anniversary of the date of this Note and on each December 31 thereafter on which any principal amount continues to be outstanding under this Note. Each payment made on this Note shall be applied first against accrued interest and then against principal.

     This Note is delivered pursuant to that certain Deferred Compensation Conversion Agreement dated the date hereof between Maker and the holder identified above (the "Conversion Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Conversion Agreement.

     At the election of the holder of this Note, the entire outstanding principal balance of this Note (or such lesser amount as is provided for under clause (c) below in the circumstances therein described), together with all accrued interest, shall become immediately due and payable on the happening of any one or more of the following events, each of which shall be considered an acceleration event:

          (a) Maker fails to make any payment under this Note on the due date thereof (unless by reason of any failure by the Company to perform its obligations under this Agreement) or otherwise breaches the Conversion Agreement, including in respect of the assignment provided for in Section 13 or the escrow and pledge provided for in Section 14;

          (b) Maker becomes insolvent; any of Maker's assets are attached, levied, or seized; Maker institutes or has instituted against him any bankruptcy or similar proceeding; or any receiver or trustee is appointed for any of Maker's property; or

          (c) Maker receives proceeds in an IPO (in which event the principal balance of this Note up to but not exceeding the amount of the net proceeds received by Maker after payment of all taxes owed on the proceeds received by Maker, shall at the option of the holder of this Note be accelerated).

     If this Note is placed in the hands of an attorney for collection, Maker promises and agrees to pay the reasonable attorneys' fees and collection costs of the holder of this Note, whether or not such fees or costs are prescribed by statute, even though no suit or action is filed hereon; however, if a suit or action is filed, the amount of such reasonable attorneys' fees and collection costs shall be fixed by the court or courts in which such suit or action, including any appeal therein or petition for review or bankruptcy proceeding, is tried, heard or decided.

     Maker reserves the right to prepay at any time or from time to time, without premium or penalty, all or any portion of the balance owing on this Note. Any such sum so prepaid, after application of any payment against accrued interest, shall be applied to the principal then owing on this Note.

     In the event any amount due under this Note (including all amounts due on acceleration or maturity) is not paid as and when due, the entire unpaid principal balance of this Note, together with all accrued interest, and all other sums owing by Maker to the holder of this Note, shall bear interest from the date of default at an annual rate equal to 18% per annum or the highest rate allowed by law, whichever is lower ("Default Rate"). Such Default Rate shall continue for so long as any amounts then due remain unpaid and any other default remains uncured. The holder of this Note may levy and collect interest at the Default Rate in addition to all other remedies allowed under this Note or any other instrument. Collection of interest at the Default Rate shall not waive the breach caused by the late payment or other default or acceleration.

     No delay or omission on the part of the holder of this Note in the exercise of any right or remedy, whether before or after an event of default or acceleration, shall impair any such right or remedy or operate as a waiver of such right or remedy or of any default or acceleration under this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Oregon.


                                   --------------------------------------------
                                   Don Santorufo

                                                                       EXHIBIT E
                                                        [Second Promissory Note]

                                 PROMISSORY NOTE

                                                                Portland, Oregon
$1,906,466                                                        April 15, 1997

     FOR VALUE RECEIVED, Don Santorufo ("Maker"), promises to pay to the order of Columbia Sportswear Company, an Oregon corporation, at 6600 N. Baltimore, Portland, Oregon 97283, the sum of One Million Nine Hundred Six Thousand Four Hundred Sixty Six and no/100 Dollars ($1,906,466), with interest thereon, compounded annually, at the applicable federal rate under the Internal Revenue Code of 1986, as amended, on the date hereof. The principal amount of this Note shall be payable in full, with all accrued and unpaid interest thereon, on April 15, 2002 or upon any earlier acceleration of this Note (except as provided in clause (c) in the case of partial acceleration thereunder). Interest accrued on the outstanding balance shall be due and payable on the first anniversary of the date of this Note and on each April 15 thereafter on which any principal amount continues to be outstanding under this Note. Each payment made on this Note shall be applied first against accrued interest and then against principal.

     This Note is delivered pursuant to that certain Deferred Compensation Conversion Agreement dated the date hereof between Maker and the holder identified above (the "Conversion Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Conversion Agreement.

     At the election of the holder of this Note, the entire outstanding principal balance of this Note (or such lesser amount as is provided for under clause (c) below in the circumstances therein described), together with all accrued interest, shall become immediately due and payable on the happening of any one or more of the following events, each of which shall be considered an acceleration event:

          (a) Maker fails to make any payment under this Note on the due date thereof (unless by reason of any failure by the Company to perform its obligations under this Agreement) or otherwise breaches the Conversion Agreement, including in respect of the assignment provided for in Section 13 or the escrow and pledge provided for in Section 14;

          (b) Maker becomes insolvent; any of Maker's assets are attached, levied, or seized; Maker institutes or has instituted against him any bankruptcy or similar proceeding; or any receiver or trustee is appointed for any of Maker's property; or

          (c) Maker receives proceeds in an IPO (in which event the principal balance of this Note up to but not exceeding the amount of the net proceeds received by Maker after payment of all taxes owed on the proceeds received by Maker, shall at the option of the holder of this Note be accelerated).

     If this Note is placed in the hands of an attorney for collection, Maker promises and agrees to pay the reasonable attorneys' fees and collection costs of the holder of this Note, whether or not such fees or costs are prescribed by statute, even though no suit or action is filed hereon; however, if a suit or action is filed, the amount of such reasonable attorneys' fees and collection costs shall be fixed by the court or courts in which such suit or action, including any appeal therein or petition for review or bankruptcy proceeding, is tried, heard or decided.

     Maker reserves the right to prepay at any time or from time to time, without premium or penalty, all or any portion of the balance owing on this Note. Any such sum so prepaid, after application of any payment against accrued interest, shall be applied to the principal then owing on this Note.

     In the event any amount due under this Note (including all amounts due on acceleration or maturity) is not paid as and when due, the entire unpaid principal balance of this Note, together with all accrued interest, and all other sums owing by Maker to the holder of this Note, shall bear interest from the date of default at an annual rate equal to 18% per annum or the highest rate allowed by law, whichever is lower ("Default Rate"). Such Default Rate shall continue for so long as any amounts then due remain unpaid and any other default remains uncured. The holder of this Note may levy and collect interest at the Default Rate in addition to all other remedies allowed under this Note or any other instrument. Collection of interest at the Default Rate shall not waive the breach caused by the late payment or other default or acceleration.

     No delay or omission on the part of the holder of this Note in the exercise of any right or remedy, whether before or after an event of default or acceleration, shall impair any such right or remedy or operate as a waiver of such right or remedy or of any default or acceleration under this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Oregon.


                                   --------------------------------------------
                                   Don Santorufo

                                                                       EXHIBIT F
                                                    [Additional Promissory Note]

                                 PROMISSORY NOTE

                                                                Portland, Oregon
$
 ---------------------------                      ----------------------, ----

     FOR VALUE RECEIVED, Don Santorufo ("Maker"), promises to pay to the order of Columbia Sportswear Company, an Oregon corporation, at 6600 N. Baltimore, Portland, Oregon 97283, the sum of ____________________ Dollars ($_______________), with interest thereon, compounded annually, at the applicable federal rate under the Internal Revenue Code of 1986, as amended, on the date hereof. The principal amount of this Note shall be payable in full, with all accrued and unpaid interest thereon, on the fifth anniversary of the date of this Note or upon any earlier acceleration of this Note (except as provided in clause (c) in the case of partial acceleration thereunder). Interest accrued on the outstanding balance shall be due and payable commencing on the first anniversary of the date of this Note and on each ___________ thereafter on which any principal amount continues to be outstanding under this Note. Each payment made on this Note shall be applied first against accrued interest and then against principal.

     This Note is delivered pursuant to that certain Deferred Compensation Conversion Agreement dated the date hereof between Maker and the holder identified above (the "Conversion Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Conversion Agreement.

     At the election of the holder of this Note, the entire outstanding principal balance of this Note (or such lesser amount as is provided for under clause (c) below in the circumstances therein described), together with all accrued interest, shall become immediately due and payable on the happening of any one or more of the following events, each of which shall be considered an acceleration event:

          (a) Maker fails to make any payment under this Note on the due date thereof (unless by reason of any failure by the Company to perform its obligations under this Agreement) or otherwise breaches the Conversion Agreement, including in respect of the assignment provided for in Section 13 or the escrow and pledge provided for in Section 14;

          (b) Maker becomes insolvent; any of Maker's assets are attached, levied, or seized; Maker institutes or has instituted against him any bankruptcy or similar proceeding; or any receiver or trustee is appointed for any of Maker's property; or

          (c) Maker receives proceeds in an IPO (in which event the principal balance of this Note up to but not exceeding the amount of the net proceeds received by Maker after payment of all taxes owed on the proceeds received by Maker, shall at the option of the holder of this Note be accelerated).

     If this Note is placed in the hands of an attorney for collection, Maker promises and agrees to pay the reasonable attorneys' fees and collection costs of the holder of this Note, whether or not such fees or costs are prescribed by statute, even though no suit or action is filed hereon; however, if a suit or action is filed, the amount of such reasonable attorneys' fees and collection costs shall be fixed by the court or courts in which such suit or action, including any appeal therein or petition for review or bankruptcy proceeding, is tried, heard or decided.

     Maker reserves the right to prepay at any time or from time to time, without premium or penalty, all or any portion of the balance owing on this Note. Any such sum so prepaid, after application of any payment against accrued interest, shall be applied to the principal then owing on this Note.

     In the event any amount due under this Note (including all amounts due on acceleration or maturity) is not paid as and when due, the entire unpaid principal balance of this Note, together with all accrued interest, and all other sums owing by Maker to the holder of this Note, shall bear interest from the date of default at an annual rate equal to 18% per annum or the highest rate allowed by law, whichever is lower ("Default Rate"). Such Default Rate shall continue for so long as any amounts then due remain unpaid and any other default remains uncured. The holder of this Note may levy and collect interest at the Default Rate in addition to all other remedies allowed under this Note or any other instrument. Collection of interest at the Default Rate shall not waive the breach caused by the late payment or other default or acceleration.

     No delay or omission on the part of the holder of this Note in the exercise of any right or remedy, whether before or after an event of default or acceleration, shall impair any such right or remedy or operate as a waiver of such right or remedy or of any default or acceleration under this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Oregon.


                                   --------------------------------------------
                                   Don Santorufo

                                        2